Vertex Energy 8k

Exhibit 99.1

VERTEX ENERGY PROVIDES OPERATIONAL UPDATE FOR SECOND QUARTER 2024

HOUSTON, TX (Business Wire) – July 16, 2024 – Vertex Energy, Inc. (NASDAQ:VTNR) ("Vertex" or the "Company"), a leading specialty refiner and marketer of high-quality refined products, today provided an update to its financial and operational outlook for the second quarter of 2024.

Highlights include:

•	Expected reductions in direct operating expense of 7% and capital expenditures of 29%, compared to previous guidance midpoints;
•	Anticipated conventional throughput of 68,000 barrels per day (bpd), within guidance range of 68,000 to 72,000 bpd; and
•	Renewable throughput and utilization in line with prior guidance, which took into account the Company’s pause and pivot strategy.

Benjamin P. Cowart, President and CEO of Vertex, stated, “We were in line with our guidance in the second quarter of 2024, coupled with continued lower operating expense and lower capital spending. We remain focused on margin improvement, reducing our costs and operating efficiently. We continue to execute on the strategic pause of our renewable diesel business and the pivot to producing conventional fuels from our hydrocracker unit.”

Updated 2Q 2024 Management Guidance

All guidance presented below is current as of the time of this release and is subject to change. All prior financial guidance should no longer be relied upon.

Conventional Fuels	2Q 2024
Operational:	As of 5/9/24	As of 7/16/24
Mobile Refinery Conventional Throughput Volume (Mbpd)	68 – 72	~68
Capacity Utilization	91 - 96%	89 - 91%
Production Yield Profile:
Percentage Finished Products[1]	64 - 68%	64 - 68%
Intermediate & Other Products[2]	36 - 32%	36 - 32%

Renewable Fuels[3]	2Q 2024
Operational:	As of 5/9/24	As of 7/16/24
Mobile Refinery Renewable Throughput Volume (Mbpd)	2 – 4	~3
Capacity Utilization	25 - 50%	38 - 40%
Production Yield	96 - 98%	97 - 98%
Yield Loss	4 - 2%	3 - 1%

Consolidated	2Q 2024
Operational:	As of 5/9/24	As of 7/16/24
Mobile Refinery Total Throughput Volume (Mbpd)	70 - 76	~71
Capacity Utilization	84 - 92%	84 - 86%

Financial Guidance:
Direct Operating Expense ($/bbl)	$4.11 – $4.46	$3.90 – $4.10
Capital Expenditures ($/MM)	$20 - $25	$15 - $17

1.) Finished products include gasoline, ULSD, and Jet A
2.) Intermediate & Other products include Vacuum Gas Oil (VGO), Liquified Petroleum Gases (LPGs), and Vacuum Tower Bottoms (VTBs)
3.) Includes 3rd party tolling volumes

Second quarter operating expenses and capital expenditures were lower, with throughput volumes within guidance

Operating expenses per barrel for the second quarter of 2024 are expected to total between $3.90 to $4.10 per barrel, a 6.7% improvement vs. prior expectations at the mid-point. Capex is expected to be $15 - $17 million, 28.9% below expectations at the midpoint.

Reported throughput volumes at the Company’s Mobile, Alabama Refinery (the “Mobile Refinery”) for the second quarter of 2024 are expected to be approximately 68,000 bpd, at the low end of management’s previous guidance. This reflects throughput reductions related to market crack spread weakness across the quarter.

The expected yield of finished conventional fuel products such as gasoline, diesel, and jet fuel is expected to be in line with the previously forecasted range of between 64% and 68%.

Key commodity price averages in local markets served by Vertex for the second quarter of 2024 include Conventional Blendstock for Oxygenate Blending or CBOB gasoline, at $96.53 per barrel, ultra-low sulfur diesel at $102.58 per barrel, jet fuel at $103.33 per barrel, and Louisiana Light, Sweet Crude oil at $83.69 per barrel.

Renewable diesel volume expected to be in line with prior outlook

Vertex’s reported renewable diesel production for the second quarter 2024 is expected to be about 3,000 bpd, at the midpoint of the forecasted range of 2,000 to 4,000 bpd. The yield on renewable throughput volumes is expected to be between 97% and 98%, above the previously anticipated range of 96% to 98%. The Company has safely completed its planned shutdown of the hydrotreater and ceased production of renewable diesel.

ABOUT VERTEX ENERGY

Vertex Energy is a leading energy transition company that specializes in producing high-quality refined products. The Company’s innovative solutions are designed to enhance the performance of its customers and partners while also prioritizing sustainability, safety, and operational excellence. With a commitment to providing superior products and services, Vertex Energy is dedicated to shaping the future of the energy industry.

INVESTOR CONTACT

IR@vertexenergy.com

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. The important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the Company’s expected results of operations for the first quarter of 2024, as discussed above; statements concerning: the Company’s engagement of BofA Securities, Inc., as previously disclosed; the outcome of the Company’s plans to optimize conventional fuel and renewable diesel production moving forward; the review and evaluation of potential joint ventures, divestitures, acquisitions, mergers, business combinations, or other strategic transactions, the outcome of such review, and the impact on any such transactions, or the review thereof, and their impact on shareholder value; the process by which the Company engages in evaluation of strategic transactions; the Company’s ability to identify potential partners; the outcome of potential future strategic transactions and the terms thereof; the future production of the Company’s Mobile Refinery; anticipated and unforeseen events which could reduce future production at the refinery or delay future capital projects, and changes in commodity and credit values; throughput volumes, production rates, yields, operating expenses and capital expenditures at the Mobile Refinery; the timing of, and outcome of, the evaluation and associated carbon intensity scoring of the Company’s feedstock blends by officials in the state of California; the ability of the Company to obtain low carbon fuel standard (LCFS) credits, and the amounts thereof; the need for additional capital in the future, including, but not limited to, in order to complete capital projects and satisfy liabilities, including to pay amounts owed under the Company’s outstanding term loan, the Company’s ability to raise such capital in the future, and the terms of such funding, including dilution caused thereby; the timing of capital projects at the Mobile Refinery and the outcome of such projects; the future production of the Mobile Refinery, including but not limited to, renewable diesel and conventional production and the breakdown between the two; estimated and actual production and costs associated with the renewable diesel capital project; estimated revenues, margins and expenses, over the course of the agreement with Idemitsu; anticipated and unforeseen events which could reduce future production at the Mobile Refinery or delay planned and future capital projects; changes in commodity and credits values; certain early termination rights associated with third party agreements and conditions precedent to such agreements; certain mandatory redemption provisions of the outstanding senior convertible notes, the conversion rights associated therewith, and dilution caused by conversions and/or the exchanges of convertible notes; the Company’s ability to comply with required covenants under outstanding senior notes and a term loan and to pay amounts due under such senior notes and term loan, including interest and other amounts due thereunder; the ability of the Company to retain and hire key personnel; the level of competition in the Company’s industry and its ability to compete; the Company’s ability to respond to changes in its industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; the Company’s ability to protect intellectual property and not infringe on others’ intellectual property; the Company’s ability to scale its business; the Company’s ability to maintain supplier relationships and obtain adequate supplies of feedstocks; the Company’s ability to obtain and retain customers; the Company’s ability to produce products at competitive rates; the Company’s ability to execute its business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; the impact of inflation and interest rates on margins and costs; the volatile nature of the prices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict and/or the Israel/Hamas conflict, changes in interest rates and inflation, and potential recessions; the Company’s ability to maintain relationships with partners; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making the Company’s operations more costly or restrictive; volatility in the market price of compliance credits (primarily Renewable Identification Numbers (RINs) needed to comply with the Renewable Fuel Standard (“RFS”)) under renewable and low-carbon fuel programs and emission credits needed under other environmental emissions programs, the requirement for the Company to purchase RINs in the secondary market to the extent it does not generate sufficient RINs internally, liabilities associated therewith and the timing, funding and costs of such required purchases, if any; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally, changes in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding; risk of increased regulation of the Company’s operations and products; disruptions in the infrastructure that the Company and its partners rely on; interruptions at the Company’s facilities; unexpected and expected changes in the Company’s anticipated capital expenditures resulting from unforeseen and expected required maintenance, repairs, or upgrades; the Company’s ability to acquire and construct new facilities; the Company’s ability to effectively manage growth; decreases in global demand for, and the price of, oil, due to inflation, recessions or other reasons, including declines in economic activity or global conflicts; expected and unexpected downtime at the Company’s facilities; the Company’s level of indebtedness, which could affect its ability to fulfill its obligations, impede the implementation of its strategy, and expose the Company’s interest rate risk; dependence on third party transportation services and pipelines; risks related to obtaining required crude oil supplies, and the costs of such supplies; counterparty credit and performance risk; unanticipated problems at, or downtime effecting, the Company’s facilities and those operated by third parties; risks relating to the Company’s hedging activities or lack of hedging activities; and risks relating to planned and future divestitures, asset sales, joint ventures and acquisitions.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, when filed, and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PRELIMINARY FINANCIAL AND OPERATIONAL DATA

The financial and operational data for the three months ended June 30, 2024, contained in this release are preliminary in nature. The Company’s management has prepared the preliminary financial and operational data contained in this release based on the most current information available to management. The Company’s normal closing and financial reporting processes with respect to its financial and operational data for the three months ended June 30, 2024, have not been fully completed. This preliminary financial and operational data has been prepared by, and is the responsibility of, the Company’s management. Neither the Company’s independent accountants, nor any other independent accounting firm, has expressed an opinion or any other form of assurance with respect thereto. As a result, the Company’s actual financial and operational results for the three months ended June 30, 2024, could be different from the preliminary financial and operational data contained herein, and any differences could be material. The Company has prepared these estimates on a basis materially consistent with its historical financial results and in good faith based upon its internal reporting as of and for the three months ended June 30, 2024. This release is not intended to be a comprehensive statement of financial results for this period. The results of operations for an interim period may not give a true indication of the results to be expected for a full year or any future period.